As filed with the Securities and Exchange Commission on March 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELESTICA INC.

(Exact name of Registrant as specified in its charter)

ONTARIO, CANADA (State or other jurisdiction of incorporation or organization)	98-0185558 (I.R.S. Employer Identification No.)

5140 Yonge Street, Suite 1900

Toronto, Ontario

Canada M2N 6L7

(416) 448-5800

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street

Wilmington, DE 19801
(302) 658-7581
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Dzierniejko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York, United States 10001-8602 (212) 735-3712	Matthew Merkley, Esq. Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Commerce Court West Toronto, Ontario, Canada M5L 1A9 (416) 863-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 PROSPECTUS

Celestica Inc.

Common Shares
Preferred Shares
Debt Securities
Warrants

We may offer and sell from time to time, in one or more offerings: common shares, preferred shares, debt securities and/or warrants to purchase common shares, preferred shares, debt securities or warrants (collectively, the "securities"). This prospectus may also be used by our shareholders to offer our common shares.

This prospectus describes some of the general terms that may apply to the securities. Each time we (or any selling shareholder) offer to sell any securities, we will provide specific terms of such securities and the offering in a supplement to this prospectus and/or a free writing prospectus. We may not use this prospectus to sell securities unless we also give prospective investors a supplement to this prospectus and/or a free writing prospectus. The prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement and/or free writing prospectus carefully before you invest in our securities. All references in this prospectus to a prospectus supplement include references to a free writing prospectus if a free writing prospectus is filed to set forth any terms of any securities offering hereunder.

We (or any selling shareholder) may offer the securities for sale in a number of different ways, including directly to purchasers, through one or more agents, or to or through underwriters or dealers, or through a combination of these methods, on a delayed or continuous basis. For additional information, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials. Any selling shareholder will be named in a supplement to this prospectus.

Our common shares are listed on the New York Stock Exchange and the Toronto Stock Exchange and trade under the symbol "CLS." On February 28, 2025, the last reported sale price of the common shares on the NYSE was $107.05 per common share.

Investing in our securities involves risk. See the "Risk Factors" section on page 5 of this prospectus, in any applicable prospectus supplement, and in any documents we incorporate by reference in this prospectus or any applicable prospectus supplement(s) before investing in our securities.

NEITHER the Securities and Exchange Commission Nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2025.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise noted, "Celestica," the "Company," "we," "us" and "our" refer to Celestica Inc. and its subsidiaries.

This prospectus is part of an "automatic shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "Commission") as a "well known seasoned issuer" using the "shelf" registration process. Under this shelf registration process, using this prospectus, we may offer and sell, from time to time, in one or more offerings, any of the securities described in this prospectus (and our shareholders may offer and sell our common shares). This prospectus provides a general description of the securities we may offer, as well as other information you should know before investing in our securities. Each time we or selling shareholders sell securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that contains specific information about the terms of the offering and of the securities being offered. The prospectus supplement or free writing prospectus may also add, clarify, update or change information contained in this prospectus, and accordingly, to the extent any statement we make in that prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement or free writing prospectus. No limit exists on the aggregate amount of the securities we or selling shareholders may sell pursuant to the registration statement of which this prospectus is a part. You should read this prospectus, any applicable prospectus supplements or free writing prospectuses, together with additional information described below under the captions "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" below, before you decide whether to invest in our securities. All references in this prospectus to a prospectus supplement include references to a free writing prospectus if a free writing prospectus is filed to set forth any terms of any securities offering hereunder.

You should rely only on the information we provide or incorporate by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information contained in this prospectus, any prospectus supplement, or any other document we incorporate by reference herein or therein is accurate as of any date other than the date of such documents, regardless of the time of delivery of the prospectus, prospectus supplement, or any sale of the securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

This prospectus does not contain all of the information included in the registration statement of which it is a part. We urge you to read that registration statement in its entirety, including all amendments, exhibits, schedules and supplements to that registration statement, which can be obtained from the Commission as described below under the caption "Where You Can Find More Information." You may also obtain the information we incorporate by reference into this prospectus without charge by following the instructions below under the caption "Incorporation of Certain Information by Reference."

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. We are not (and any selling shareholders are not), making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted, or where the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

In making an investment decision, you must rely on your own examination of our Company and the terms of the offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities registered hereby regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice, and you should consult your own legal, business and tax advisors for advice regarding an investment in the securities offered hereby.

In this prospectus, unless we state otherwise, all dollar amounts in this prospectus are expressed in United States (U.S.) dollars, and all references to "U.S.$" or "$" are to U.S. dollars.

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information appearing later in this prospectus or contained in the documents that we incorporate by reference into this prospectus.

Our Business

We deliver innovative supply chain solutions globally to customers in two operating and reporting segments: Advanced Technology Solutions ("ATS") and Connectivity and Cloud Solutions ("CCS").

Our ATS segment consists of our ATS end market, and is comprised of our aerospace and defense ("A&D"), Industrial, HealthTech, and Capital Equipment businesses. Our Capital Equipment business is comprised of our semiconductor and display businesses. Our CCS segment consists of our Communications and Enterprise end markets. Our Enterprise end market is comprised of our servers and storage businesses.

Our customers include original equipment manufacturers ("OEMs"), cloud-based and other service providers, including hyperscalers, and other companies in a wide range of industries. Our global headquarters is located in Toronto, Ontario, Canada. We operate a network of sites and centers of excellence strategically located in North America, Europe and Asia, with specialized end-to-end supply chain capabilities tailored to meet specific market and customer product lifecycle requirements.

We offer a comprehensive range of product manufacturing and related supply chain services to customers in both of our segments, including design and development, new product introduction, engineering services, component sourcing, electronics manufacturing and assembly, testing, complex mechanical assembly, systems integration, precision machining, order fulfillment, logistics, product licensing, and after-market repair and return and IT asset management and disposition ("ITAM/ITAD") services. Our Hardware Platform Solutions ("HPS") offering, within our CCS segment, includes the development of infrastructure platforms, hardware and software design solutions, including open-source software that complements our hardware offerings, and services that can be used as-is, or customized for specific applications in collaboration with our customers, and management of program design and aspects of the supply chain, manufacturing, and after-market support, including ITAM/ITAD.

We believe our services and solutions create value for our customers by enabling their strategies, while accelerating their time-to-market, and by providing higher quality, lower cost, and reduced cycle times (as compared to insourcing) in our customers' supply chains. We believe this results in lower total cost of ownership, greater flexibility, higher returns on invested capital and improved competitive advantage for our customers in their respective markets.

Products and services in our ATS segment are extensive and are often more regulated than in our CCS segment, and can include the following: government-certified and highly-specialized manufacturing, electronic and enclosure-related services for A&D customers; high-precision semiconductor and display equipment and integrated subsystems; a wide range of industrial automation, controls, test and measurement devices; engineering-focused engagements, including in the areas of telematics, human machine interface, Internet-of-Things and embedded systems; advanced solutions for surgical instruments, diagnostic imaging and patient monitoring; and efficiency products to help manage and monitor the energy and power industries. Products and services in our CCS segment consist predominantly of enterprise-level data communications and information processing infrastructure products and systems, and can include routers, switches, data center interconnects, edge solutions, servers and storage-related products used by a wide range of businesses and cloud-based and other service providers to manage digital connectivity, commerce and social media applications. Our ATS segment businesses typically have higher margin profiles and margin volatility, higher working capital requirements, lower volumes and longer product lifecycles than the traditional businesses in our CCS segment. Within our CCS segment, however, our HPS business (which includes firmware/software enablement across all primary IT infrastructure data center technologies, open-source software offerings that complement our hardware platforms, and after-market services, including ITAM/ITAD) typically has a higher margin profile than our traditional CCS businesses, but also requires specific investments (including research and development ("R&D")) and higher working capital. Our CCS segment generally experiences a high degree of volatility in terms of revenue and product/service mix, and as a result, our CCS segment margin can fluctuate from period to period. In recent periods, we have experienced an increasing shift in the mix of our programs towards cloud-based and other service providers, which are cyclically different from our traditional OEM customers, creating more volatility and unpredictability in our revenue patterns, and additional challenges with respect to the management of our supply chain and working capital requirements.

We remain committed to making the investments we deem necessary to support our long-term growth strategy, strengthen our competitive position, enhance customer satisfaction, and increase long-term shareholder value. Within both of our segments, we are focused on: increased penetration in our end markets; diversifying our customer mix and product portfolios, including increasing design and development, engineering, and after-market services (higher value-added services); and diversifying our capabilities and supply chain. We intend to continue to expand our business by growing our CCS segment, focusing on our HPS business, high-value EMS programs (including with hyperscalers) and services, and by continuing to pursue new customers and acquisition opportunities in both of our segments.

Corporate Information

We were incorporated in Ontario, Canada on September 27, 1996. We are a corporation domiciled in the Province of Ontario, Canada and operate under the Business Corporations Act (Ontario) (the "OBCA"). Our principal executive offices are located at 5140 Yonge Street, Suite 1900, Toronto, Ontario, Canada M2N 6L7. Our telephone number is (416) 448-5800.

Prior to our incorporation, we were an IBM manufacturing unit that provided manufacturing services to IBM for more than 75 years. In 1993, we began providing electronics manufacturing services to non-IBM customers. In October 1996, we were purchased from IBM by an investor group led by Onex Corporation ("Onex"), and in 1998, we completed our initial public offering. In June 2023 and August 2023, Onex (our then-controlling shareholder), completed underwritten secondary public offerings of an aggregate of approximately 18.8 million of our Subordinate Voting Shares (now designated common shares). In connection with such offerings, we converted all of our outstanding multiple voting shares ("MVS") into Subordinate Voting Shares (now designated common shares). Subsequent to the August 2023 secondary offering, we have no MVS outstanding and Onex is no longer our controlling shareholder.

Our common shares are listed on the New York Stock Exchange and the Toronto Stock Exchange, and trade under the symbol "CLS."

The Securities

We may use this prospectus to offer: common shares; preferred shares; debt securities (consisting of senior or subordinated, and/or secured or unsecured, debentures, notes or other evidences of indebtedness); and/or warrants to purchase common shares, preferred shares, debt securities or other securities. This prospectus may also be used by our shareholders to offer our common shares. Our debt securities may be guaranteed by one or more of our subsidiaries.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those described herein associated with an investment in the securities.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Net Proceeds

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from our sale of any securities for general corporate purposes. We will not receive any proceeds from the sale of our common shares by any selling shareholders.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus (and any prospectus supplement) and the documents we incorporate by reference in this prospectus (and in any prospectus supplement) contain "forward-looking statements" within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the U.S. Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and forward-looking information within the meaning of applicable Canadian securities laws (collectively, "forward-looking statements"), including, without limitation, statements related to: our priorities, intended areas of focus, targets, objectives and goals; trends in the electronics manufacturing services ("EMS") industry and our segments (and/or their constituent businesses) and their anticipated impact; the anticipated impact of current market conditions and customer-specific factors on each of our segments (and/or their constituent businesses) and near term expectations; potential restructuring and divestiture actions; our anticipated financial and/or operating results and outlook, including expected revenue increases and decreases (or remaining flat), as well as growth in certain businesses and end markets; our strategies; our credit risk; the potential impact of acquisitions, or program wins, transfers, losses or disengagements; materials, component and supply chain constraints; anticipated expenses, capital expenditures and other working capital requirements and contractual obligations (and intended methods of funding such items); the potential impact of trade policies between countries in which we conduct business (including the potential tariffs implemented by U.S. government); the impact of our price reductions and longer payment terms; our intended repatriation of certain undistributed earnings from non-Canadian subsidiaries (and amounts we do not intend to repatriate in the foreseeable future); the potential impact of tax and litigation outcomes; investor dissatisfaction with inclusion, employee engagement, and other environmental, social and governance ("ESG") matters; our intention to settle employee share unit awards in common shares ("Common Shares"); our ability to use certain tax losses; intended investments in our business; the potential impact of the pace of technological changes, customer outsourcing, program transfers, and the global economic environment; the intended method of funding Common Share repurchases; the impact of our outstanding indebtedness; liquidity and the sufficiency of our capital resources; our intention to settle outstanding equity awards with Common Shares; our financial statement estimates and assumptions; recently-issued accounting pronouncements and amendments; the potential adverse impacts of events outside of our control; mandatory prepayments under our credit facility; pension plan funding requirements and obligations, and the impact of annuity purchases; our compliance with covenants under our credit facility; refinancing debt at maturity; interest rates and expense; income tax incentives; accounts payable cash flow levels; accounts receivable sales; expectations with respect to reporting units with goodwill; our future warranty obligations; cybersecurity threats and incidents; our intentions with respect to environmental assessments for newly-leased or acquired properties; our expectations with respect to expiring leases; our intention to retain earnings for general corporate purposes; costs in connection with our pursuit of acquisitions and strategic transactions; and expectations regarding the acceptance of offers to sell accounts receivable ("A/R") under our A/R sales programs and supplier financing programs. Also, documents which we subsequently file with the Commission and are incorporated herein by reference will contain such forward-looking statements. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "continues," "project," "target," "objective," "goal," "potential," "possible," "contemplate," "seek," or similar expressions, or may employ such future or conditional verbs as "may," "might," "will," "could," "should" or "would," or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, which may be provided, are also forward-looking statements. For forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995, and for forward-looking information under applicable Canadian securities laws.

Forward-looking statements contained in this prospectus (and any prospectus supplement) and the documents we incorporate by reference in this prospectus (and in any prospectus supplement) are based on various assumptions, many of which involve factors that are beyond our control. Our material assumptions include: growth in manufacturing outsourcing from customers in diversified markets; our ability to retain programs and customers, including no unexpected customer or program transfers, losses or disengagements; no unforeseen adverse changes in our mix of businesses; no undue negative impact on our customers' ability to compete and succeed using products we manufacture and services we provide; continued growth in our end markets; our ability to successfully diversify our customer base and develop new capabilities; anticipated demand levels across our businesses; continued growth in the advancement and commercialization of artificial intelligence ("AI") technologies and cloud computing; supporting sustained high levels of capital expenditure investments by leading hyperscaler, AI and data center customers; no significant unforeseen negative impacts to our operations; no unforeseen materials price increases, margin pressures, or other competitive factors affecting the EMS or original design manufacturer industries in general or our segments in particular; compliance by third parties with their contractual obligations; that our customers will retain liability for product/component tariffs and countermeasures; our ability to keep pace with rapidly changing technological developments; the successful resolution of quality issues that arise from time to time; fluctuation of production schedules from our customers in terms of volume and mix of products or services; the timing and execution of, and investments associated with, ramping new business; supplier performance and quality, pricing and terms; the costs and availability of components, materials, services, equipment, labor, energy and transportation; no significant decline in the global economy or in economic activity in our end markets due to a major recession or otherwise; no unforeseen disruptions due to geopolitical factors (including war) causing significant negative impacts to economic activity, global or regional supply chains or normal business operations; that global inflation will not have a material impact on our revenues or expenses; the impact of anticipated market conditions on our businesses; the stability of currency exchange rates; the availability of capital resources for, and the permissibility under our credit facility of, repurchases of outstanding Common Shares under our current normal course issuer bid ("NCIB"), and compliance with applicable laws and regulations pertaining to NCIBs; compliance with applicable credit facility covenants and the components of our leverage ratios (as defined in our credit facility); our maintenance of sufficient financial resources to fund currently anticipated financial actions and obligations and to pursue desirable business opportunities; global tax legislation changes; the timing, execution and effect of restructuring actions; and no unforeseen adverse changes in the regulatory environment.

Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the Commission. You are advised, however, to consult any further disclosures we make on related subjects. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q in the section titled "Risk Factors" and as may be included from time to time in our reports filed with the Commission.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in the section captioned "Risk Factors" in any applicable prospectus supplement, as well as those set forth in documents we incorporate by reference in this prospectus and any applicable prospectus supplement, including the "Risk Factors" section of our most recent Annual Report on Form 10-K, and any updates to those Risk Factors in subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we incorporate by reference in this prospectus and any applicable prospectus supplement, together with all of the other information appearing in this prospectus and any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects. Additional unknown risks and uncertainties, or those that we deem immaterial, may also impair our business, financial condition, results of operations and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Please see "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" for information on where you can find the documents we have filed with or furnished to the Commission and which documents are incorporated into this prospectus by reference.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities under this prospectus. Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, including, without limitation, working capital, the repayment of existing debt, and/or financing capital investments or acquisitions. We may temporarily invest funds that we do not need immediately for these purposes in short-term marketable securities. We will not receive any proceeds from the sale of common shares by any selling shareholders.

DESCRIPTION OF SHARE CAPITAL

The rights of our shareholders are governed by the OBCA, our Restated Articles of Incorporation ("Articles"), and our by-laws ("By-laws"). Our authorized share capital consists of an unlimited number of common shares, without nominal or par value, and an unlimited number of preferred shares, issuable in series, without nominal or par value. The following description is a summary of the material terms of our common shares. You should refer to each of our Articles and By-laws for complete information regarding its respective provisions, copies of which are incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part.

Common Shares

Dividends. Subject to the prior rights of the holders of preferred shares, the holders of common shares shall be entitled to receive dividends, and the Company shall pay dividends on the common shares, as and when declared by the board of directors of the Company (the "Board"), in such amount and in such form as the Board may from time to time determine.

Voting Rights. The holders of the common shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Company, and to vote together at all such meetings, except meetings at which only the holders of one class or series of shares are entitled to vote separately as a class or series, as the case may be. The holders of common shares shall be entitled to one vote per share at any meeting of holders of common shares at which they are entitled to vote separately as a class. Generally, all matters to be voted on by shareholders must be approved by a simple majority (or, in the case of election of directors where the number of candidates nominated for election exceeds the number of directors to be elected, by a plurality, and in the case of an amalgamation or amendments to our Articles, by two-thirds) of the votes cast in respect of common shares held by persons present in person or by proxy, voting together.

Rights on Dissolution. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of preferred shares, the holders of the common shares then outstanding shall be entitled to receive the remaining property and assets of the Company rateably according to the number of common shares held by each holder.

Other Rights. The common shares are not redeemable, nor do the holders of such shares have pre-emptive purchase rights. Directors do not stand for re-election at staggered intervals. Other than under applicable securities laws, there are no restrictions on the transferability of common shares.

Substantial Shareholders. There are no provisions in the Articles or the Company's By-laws discriminating against any existing or prospective holder of our securities as a result of such shareholder owning a substantial number of our securities.

However, transactions involving shareholders that hold a substantial number of securities may be subject to Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101"). MI 61-101 contains requirements in connection with certain types of transactions including related party transactions. Related party transactions include, for an issuer, certain types of transactions between the issuer and a person that is a related party of the issuer at the time the transaction is agreed to, whether or not there are also other parties to the transaction. Related parties of an issuer include, among others, control persons of the issuer, directors, senior officers and persons that have beneficial ownership or control or direction over (or a combination thereof), directly or indirectly, 10% of the voting securities of the issuer.

Subject to the availability of certain exemptions, MI 61-101 provides certain procedural protections for minority or disinterested shareholders in connection with the types of transactions that are subject to MI 61-101. In particular, MI 61-101 requires, subject to certain exemptions: (i) more detailed disclosure in the proxy material sent to security holders in connection with a transaction; (ii) the preparation of a formal valuation of the subject matter of the transaction; and (iii) minority approval of the proposed transaction by a majority of the votes cast by minority or disinterested shareholders.

Modification, Sub-division and Consolidation. Any modification to the provisions attaching to the common shares requires the affirmative vote of two-thirds of the votes cast by the holders of common shares.

Creation of Other Voting Shares. The Company may not create any class or series of shares, or issue any shares of any class or series (other than common shares) having the right to vote generally on all matters that may be submitted to a vote of shareholders (except matters for which applicable law requires the approval of holders of another class or series of shares voting separately as a class or series) without the separate affirmative vote of two-thirds of the votes cast by the holders of common shares.

Change of Control. There are no provisions in the Articles or our By-laws that have been adopted in order to have the effect of delaying, deferring or preventing a change in control of the Company and that operate only with respect to an extraordinary corporate transaction involving the Company (or any of its subsidiaries), such as a merger, reorganization, tender offer, sale or transfer or substantially all of its assets, or liquidation.

Changes in the Capital of the Company. There are no provisions in the Articles or our By-laws which are more stringent than those required by the OBCA.

Advance Notice By-law. The Company's advance notice by-law (the "Advance Notice By-Law"), among other things, provides that shareholders seeking to nominate, in compliance with the Advance Notice By-Law, candidates for election as directors must give timely notice in writing to the Corporate Secretary of the Company. The Advance Notice By-Law does not interfere with the ability of shareholders to requisition a meeting or to nominate directors by way of a shareholder proposal in accordance with the OBCA. To be timely, such notice must be properly given (i) in the case of an annual meeting (including an annual and special meeting) of shareholders, not less than 30 days prior to the date of the meeting; provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the date (the "Notice Date") on which the first disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile both on SEDAR+ at www.sedarplus.com and on EDGAR at www.sec.gov,of the date of the meeting was made, notice by the nominating shareholder must be properly given not later than the close of business on the tenth day following the Notice Date; (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not also called for other purposes), not later than the close of business on the fifteenth day following the Notice Date; and (iii) notwithstanding the foregoing, in the case of an annual meeting of shareholders or a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not also called for other purposes) where "notice-and-access" is used for delivery of proxy-related materials and the Notice Date is not less than 50 days before the date of the meeting, not less than 40 days prior to the date of the meeting.

The Advance Notice By-Law also prescribes the proper written form for a shareholder's notice as well as additional requirements in connection with nominations. Except as otherwise provided by applicable law and the Articles, no person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Company's Advance Notice By-Law.

The Advance Notice By-Law authorizes the chair of the meeting to determine whether a nomination was made in accordance with the procedures set forth in the Advance Notice By-Law and, if any proposed nomination is not in compliance with the Advance Notice By-Law, to declare that such defective nomination shall be disregarded. The Board may, in its sole discretion, waive any requirements of the Advance Notice By-Law.

Rights to Own Securities. There are no limitations under our Articles, By-laws or in the OBCA on the rights to own our securities, including the rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, except that certain transactions under the Investment Canada Act may require that a "non-Canadian" not acquire "control" of the Company without prior review and approval by the Minister of Innovation, Science and Industry. The acquisition of one-third or more of the voting shares of the Company would give rise to a rebuttable presumption of the acquisition of control, and the acquisition of more than fifty percent of the voting shares of the Company would constitute an acquisition of control. In addition, the Investment Canada Act provides the Canadian government with broad discretionary powers in relation to national security to review and potentially prohibit, condition or require the divestiture of, any investment in the Company by a non-Canadian, including non-control level investments. "Non-Canadian" generally means an individual who is neither a Canadian citizen nor a permanent resident of Canada within the meaning of the Immigration and Refugee Protection Act (Canada) who has been ordinarily resident in Canada for not more than one year after the time at which he or she first became eligible to apply for Canadian citizenship, or a corporation, partnership, trust or joint venture that is ultimately controlled by non-Canadians.

In addition, limitations on the ability to acquire and hold shares of the Company may be imposed by the Competition Act (Canada) (the "Competition Act"). This legislation grants the Commissioner of Competition (the "Commissioner") jurisdiction, for up to three years, to challenge the acquisition of an interest in us before the Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada. The Competition Act requires that any person proposing to acquire any of the assets in Canada of an operating business file a notification with the Competition Bureau where specified "size of the parties" and "size of the transaction" thresholds are exceeded. In the case of share acquisitions, an additional "shareholding threshold" applies. Any person who intends to acquire shares must file a notification with the Competition Bureau if certain financial thresholds are exceeded, and that person would hold more than 20% of our voting shares as a result of the acquisition. If a person already owns more than 20% of our voting shares, a notification must be filed when the acquisition would bring that person's holdings over 50%. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of a statutory waiting period or unless the Commissioner waives the waiting period.

Preferred Shares

The Company's Board may issue preferred shares from time to time in one or more series, and (subject to the provisions of the Articles) determine the designation of, and the rights, privileges, restrictions and conditions attaching to, such shares (including, without limitation, dividend rights, cancellation, retraction or redemption rights, voting rights, conversion or exchange rights, sinking fund provisions and/or other provisions). Preferred shares of each series will rank as to dividends (to the extent cumulative dividends are applicable) and capital on a parity with preferred shares of every other series. Preferred shares of each series will rank as to dividends and capital senior to the common shares.

With respect to a distribution of assets in the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company for the purpose of winding up its affairs, holders of preferred shares of each series will be entitled to receive from the assets of the Company in respect of each such share held a sum equal to the amount in the stated capital account for such series divided by the number of shares in such series then outstanding, together with any accrued (in the case of cumulative dividends) or declared (in the case of non-cumulative dividends) and unpaid dividends thereon, before any amount shall be paid or any assets are distributed to the holders of common shares. Upon the receipt of such sum, the holders of preferred shares shall not be entitled to share in the distribution of our remaining assets and their preferred shares will be canceled.

There are currently no preferred shares outstanding.

The material terms of any preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.

DESCRIPTION OF OTHER SECURITIES

Description of Debt Securities

The following is a general description of the debt securities which may be issued from time to time by us under this prospectus. The particular terms of any debt securities offered will be described in a prospectus supplement.

The Indenture

The debt securities covered by this prospectus may be issued in one or more series under an indenture dated as of a date on or prior to the issuance of the debt securities to which it relates between us and the trustee named therein, and pursuant to an applicable prospectus supplement. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indenture and any supplemental indenture or officer's certificate related to the particular series of debt securities issued with the Commission, and you should read those documents for further information about the terms and provisions of such debt securities. See "Where You Can Find More Information." We refer to such indenture, as amended or supplemented from time to time, as the "Indenture." The Indenture will be subject to, and governed by, the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

The following description sets forth certain general terms and provisions of the debt securities and the Indenture. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. This summary is also subject to, and qualified by, the description of the particular terms and provisions of the debt securities included in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the general terms described below. Accordingly, you should read the summary below, the applicable prospectus supplement, the provisions of the Indenture (including any applicable supplement thereto), and any related documents before investing in our debt securities. If there is any inconsistency between the terms presented here and those in the applicable prospectus supplement, the terms of the prospectus supplement will supersede the terms presented here.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in a prospectus supplement.

There is no requirement under the Indenture that future issues of our debt securities be issued under such Indenture, and we will be free to use other indentures or documentation containing provisions different from those included in the Indenture or applicable to one or more series of debt securities, in connection with future issues of such other debt securities.

References to "us" or "we" in this description of debt securities means Celestica Inc., but not any of our subsidiaries.

General

The Indenture permits us to issue from time to time senior or subordinated, secured or unsecured, debentures, notes or other evidences of indebtedness, issuable in one or more series (with the same or various maturities, at par, at a premium or at a discount), which may be convertible into or exchangeable for any securities of any person (including us). The Indenture permits us to establish the terms of each series of debt securities at the time of issuance, and does not limit the aggregate amount of debt securities that we may issue thereunder. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. Those specific terms will include the following:

•	the title of the debt securities;

•	the price or prices at which we will issue the debt securities;

•	the price or prices at which we will issue the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal of the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof;

•	any dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders thereof and other detailed terms and provisions of any such repurchase obligations;

•	the denominations in which the debt securities will be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in bearer or fully registered form (and, if in fully registered form, whether the debt securities will be issuable as global debt securities);

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity date;

•	whether the debt securities will be "original issue discount" securities for United States federal income tax purposes;

•	the designation of the currency or currencies in which payment of the principal of, premium and interest, if any, on the debt securities will be made if other than United States dollars;

•	whether, under what circumstances, and the currency in which the Company will pay certain additional amounts to holders who are not Canadian persons in respect of specified tax, assessment or governmental charges and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	the provisions, if any, relating to any security provided for the debt securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated, the terms of the subordination;

•	whether payments on the debt securities may be made, at our or the holder's election, in a currency other than that in which such debt securities are stated to be payable, and the manner of determining the applicable exchange rate;

•	the terms of any guarantee of payment obligations with respect to the debt securities and any corresponding changes to the provisions of this Indenture as then in effect;

•	if the debt securities are to be convertible into or exchangeable for any securities (including those of the Company), the terms and conditions of any such conversion or exchange;

•	provisions for electronic issuances of debt securities or debt securities in uncertificated form;

•	any addition to or change in the events of default or the acceleration provisions described in the Indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the Indenture with respect to the debt securities;

•	any selling restrictions applicable to the debt securities, if any;

•	any other terms of the debt securities which may modify or delete any provision of the Indenture as it applies to such debt securities; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities if other than those appointed in the Indenture.

We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. In addition, we will describe in the applicable prospectus supplement material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Except as specifically described in the applicable prospectus supplement, the Indenture does not contain any covenants designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a specified period before sending a notice of redemption; or

•	register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the trustee as custodian for the depositary or its nominee; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer's certificate to the effect that such global securities shall be so exchangeable; or

•	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the Indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the Indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the Indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary's policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary's acts or omissions or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the Indenture, limiting or restricting, among other things: our ability to incur either secured or unsecured debt, or both; our ability to make certain payments, dividends, redemptions or repurchases; our ability to create dividend and other payment restrictions affecting our subsidiaries; our ability to make investments; mergers and consolidations by us or our subsidiaries; sales of assets by us; our ability to enter into transactions with affiliates; our ability to incur liens; and/or sale and leaseback transactions. Any such additional or different covenants will be described in the applicable prospectus supplement.

Events of Default

Each of the following constitutes an event of default for a series of debt securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

•	default for 30 days in the payment of any interest when due;

•	default in the payment of principal, or premium, if any, when due at maturity, upon acceleration, declaration or redemption or otherwise;

•	default in the performance, or breach, of any covenant or warranty in the Indenture (or applicable board resolution or officer's certificate) for 90 days after specified written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

We are required to furnish the trustee annually with an officer's certificate as to our compliance with all conditions and covenants under the Indenture. The Indenture provides that the trustee may withhold notice to holders of debt securities of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists with respect to debt securities of any series (other than an event of default in the case of certain events of bankruptcy set forth in the Indenture), the trustee or the holders of a specified percentage in aggregate principal amount of such series outstanding may declare the principal amount of, and all accrued but unpaid interest, if any, on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration, such amounts will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and consequences, subject to conditions specified in the Indenture. If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of, and accrued and unpaid interest, if any, on all debt securities outstanding under the Indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Legal Proceedings and Enforcement of Right to Payment

Holders of any series of debt securities may not pursue any remedy with respect to the Indenture or such debt securities unless: (i) they have given to the trustee written notice of a continuing event of default with respect to debt securities of that series; (ii) holders of a specified percentage of the aggregate principal amount of the then-outstanding debt securities of that series make a written request to the trustee to pursue the remedy; (iii) such holders must have offered and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense, (iv) the trustee does not comply with the request within a specified number of days after receipt of the request and the offer, and if requested, the provision or security or indemnity; and (v) during such period the holders of a majority in aggregate principal amount of the then-outstanding debt securities of such series do not give the trustee a direction inconsistent with that request. However, holders of debt securities will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, thereon on the due dates expressed therein and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge of Indenture

The Indenture will cease to be of further effect with respect to any series of debt securities (except as to certain limited surviving rights), when

(a)	either:

(1)	all securities of such series that have been authenticated and delivered (except lost, stolen or destroyed securities that have been replaced or paid and securities for whose payment money has been deposited in trust and thereafter repaid to the Company), have been delivered to the trustee for cancellation; or

(2)	all securities of such series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee the requisite amounts to pay and discharge the entire indebtedness on such securities;

(b)	no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which we are, or any guarantor is, as applicable, a party or by which we are, or any guarantor is, as applicable, bound;

(c)	we have or any guarantor of such Notes has paid or caused to be paid all applicable sums payable under this Indenture;

(d)	we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the securities of such series at maturity or on the redemption date, as the case may be; and

(e)	we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture as to such series have been complied with.

Amendment, Supplement and Waiver

We and the trustee may amend and/or supplement the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected. However, without the consent of each holder affected, an amendment or waiver (described below) may not, with respect to any debt securities held by a non-consenting holder:

•	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of such debt security;

•	reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including defaulted interest, on any debt security;

•	waive a default or event of default in the payment of principal of or premium, if any, or interest on such debt securities, except a rescission of acceleration of such securities by the holders of at least a majority in aggregate principal amount of the then outstanding securities of the applicable series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration;

•	make the principal of or premium, if any or interest on any debt security payable in currency other than that stated therein;

•	change any place of payment where the debt securities or interest thereon is payable;

•	adversely affect any right to convert or exchange any debt security;

•	make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, premium, or interest, if any, thereon and/or to institute suit for the enforcement of any such payments;

•	change any obligation of the Company to pay specified additional amounts;

•	make any change in the foregoing amendment and waiver provisions; or

•	reduce the percentage in principal amount of any debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the Indenture or to waive any past defaults.

Subject to the restrictions set forth above, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with any provision of the Indenture or the debt securities with respect to such series.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, generally waive any past default under the Indenture and the consequences of such default. However, a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected, or a default in the payment of the principal of, or premium, if any, or any interest on, any debt security, cannot be so waived.

Merger, Consolidation or Transfer of Assets

We will not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other person or entity or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries' properties and assets, taken as a whole (a "Transfer"), to any person or entity, unless:

(a)	the entity formed by such consolidation or amalgamation or into which we are merged, or to which such Transfer is made: (i) is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of Canada or any province or territory thereof, the United States, any state thereof or the District of Columbia; and (ii) expressly assumes all of our obligations under the outstanding debt securities and the Indenture, pursuant to a supplemental Indenture in form reasonably satisfactory to the trustee;

(b)	immediately after giving effect to such transaction, no default or event of default under the Indenture shall have occurred and be continuing; and

(c)	we (or the surviving entity) shall have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to such transaction have been complied with.

The requirements of paragraphs (a) and (b) above do not apply to (1) any merger, amalgamation or consolidation in which we are the surviving corporation or (2) any Transfer by us to a direct or indirect wholly owned subsidiary that is a guarantor or obligor of the debt securities.

Certain Covenants with respect to Canadian Taxes

If specified pursuant to the Indenture, all payments made by us under or with respect to the securities of any series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Canadian Taxes"), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the securities, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to holders that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding); provided that no additional amounts will be payable:

(1)	where such taxes are required to be withheld or deducted as a result of such person or entity not dealing at arm's length with us (within the meaning of the Income Tax Act (Canada)) at the time of the making of such payment;

(2)	where such taxes are required to be withheld or deducted as a result of such person or entity being, or not dealing at arm's length with, a "specified shareholder" of the Company (within the meaning of the Income Tax Act (Canada));

(3)	to any person or entity by reason of their being connected with Canada (otherwise than merely by holding or ownership of any series of securities or receiving any payments or exercising any rights thereunder), including without limitation a nonresident insurer who carries on an insurance business in Canada and in a country other than Canada;

(4)	for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such security or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(5)	for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(6)	for or on account of any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment to a person or entity in respect of any security, if such payment can be made without such withholding by at least one other paying agent the identity of which is provided to such person or entity;

(7)	for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment in respect of such security;

(8)	to any person or entity which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to (or to reasonably evidence) exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes; or

(9)	for any combination of items (1) - (8) above;

nor will additional amounts be paid with respect to any payment on a security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Defeasance and Covenant Defeasance

We may discharge all of our obligations with respect to any series of debt securities at any time, and we may also be released from our obligations under certain covenants and from certain other obligations, and elect not to comply with those covenants and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

Defeasance or covenant defeasance may be effected only if:

(1)	We irrevocably deposit with the trustee: an amount (in the currency in which such securities are then specified as payable at maturity); specified government obligations; or a combination thereof, sufficient, in the written opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants delivered to the trustee, to pay the principal of (and premium, if any) and interest, if any, on the applicable securities at maturity (or redemption date, if applicable);

(2)	No default or event of default shall have occurred and be continuing on the date of such deposit;

(3)	Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we are a party or are bound;

(4)	In the case of a defeasance election by us, we shall have delivered to the trustee an opinion of counsel stating that (x) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of such securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(5)	In the case of a covenant defeasance election by us, we shall have delivered to the trustee an opinion of counsel confirming that the beneficial owners of such securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(6)	We have delivered to the trustee either an opinion of Canadian counsel or a ruling from the Canada Revenue Agency, in either case to the effect that the holders of such securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such defeasance or covenant defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance not occurred (and for the purposes of such opinion of counsel, such Canadian counsel shall assume that holders include holders who are not resident in Canada);

(7)	We have delivered to the trustee an officer's certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over our other creditors with the intent of defeating, delaying or defrauding any creditors of the Company or others;

(8)	We are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during a specified period after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); and

(9)	We shall have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to either the defeasance or the covenant defeasance have been complied with.

Governing Law

The Indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflict of laws. The Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the Indenture. The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

Description of Warrants

We may issue warrants in one or more series to purchase common shares, preferred shares, debt securities or other securities under this prospectus. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the number and type of securities purchasable upon exercise of such warrants;

•	the price at which our securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal or Canadian income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell the securities described in this prospectus in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters, including through underwriting syndicates represented by managing underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers pursuant to applicable statutory exemptions; or (v) through a combination of any of these methods of sale. We will set forth in an applicable prospectus supplement a description of the specific types of securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus, and/or describe certain risks in addition to those referred to herein associated with an investment in the specific securities offered. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the securities if any are purchased. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement, or if applicable, the pricing supplement. If we grant any over-allotment options, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

Until the distribution of the securities is completed, rules of the Commission may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

If dealers are used and, if so, specified in the applicable prospectus supplement, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public or other dealers at fixed or varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of any such transaction will be set forth in the applicable prospectus supplement.

Direct Sales

Securities may also be sold directly by us. In this case, no underwriters, dealers or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to underwriters, dealers and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in a prospectus supplement.

Selling Shareholders

Any selling shareholder may offer common shares using any of the methods described above, through agents, underwriters, dealers or in direct sales or delayed delivery contracts. The applicable prospectus supplement will describe the selling shareholder's method of distribution, will name any agent, underwriter or dealer of the selling shareholder and will describe the compensation to be paid to any of these parties. In addition to distribution as outlined above, any selling shareholders may sell their common shares pursuant to Rule 144 under the Securities Act, if applicable and available, or any other available exemption from registration under the Securities Act.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

Unless we state otherwise in a prospectus supplement, we will bear the costs relating to the securities being registered under this Registration Statement.

MATERIAL INCOME TAX CONSIDERATIONS

Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You should consult your own tax advisors prior to any acquisition of our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus the following documents we have filed with the Commission:

•	the Company's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Commission on March 3, 2025;

•	the Company's Current Reports on Form 8-K filed with the Commission on January 2, 2025, January 22, 2025 and January 31, 2025; and

•	the description of the Company's common shares contained in its Registration Statement on Form 8-A/A, filed with the Commission on April 25, 2024.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Company will not, however, incorporate by reference in this Registration Statement any documents or portions thereof that are not deemed "filed" with the Commission, including any information furnished by the Company pursuant to Item 2.02 or Item 7.01 of its Current Reports on Form 8-K unless, and except to the extent, specified in such reports.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits to those documents unless such exhibits are specially incorporated by reference in those documents), at no cost, by writing to or telephoning us at the following address:

Celestica Inc.
5140 Yonge Street, Suite 1900

Toronto, Ontario

Canada M2N 6L7

416-448-5800

Attention: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission, including the Registration Statement of which this prospectus forms a part. The Commission maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

We also file reports, statements and other information with the Canadian Securities Administrators (the "CSA") and these can be accessed electronically at the CSA's System for Electronic Document Analysis and Retrieval website (http://www.sedarplus.ca).

You may access other information about Celestica on our website (http://www.celestica.com). Information on our website is not incorporated by reference into this prospectus.

This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed with it. For further information about us, our securities and other information set forth herein, reference is made to the Registration Statement and exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is subject to, and qualified in its entirety by, reference to the applicable contract or other document filed herewith.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Blake, Cassels & Graydon LLP with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP with respect to matters of New York and U.S. federal law.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Ontario, Canada. Certain experts named in this prospectus, and some of our directors and executive officers are residents of Canada. Also, a substantial portion of our assets and the assets of these persons are located outside of the United States. As a result, securityholders may find it difficult to effect service of process within the United States upon these persons who are not residents of the United States, or to enforce judgments in the United States obtained in courts of the United States, because a significant portion of our assets and the assets of these persons are located outside the United States. It may also be difficult for securityholders to enforce a United States judgment in Canada based on the civil liability provisions of the United States federal securities laws or the "blue sky" laws of any state within the United States or to succeed in a lawsuit in Canada based only on United States federal or state securities laws.

EXPERTS

Our consolidated financial statements as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports of KPMG LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting, upon the authority of said firm as experts in auditing and accounting.

CELESTICA INC.

COMMON SHARES

PREFERRED SHARES

DEBT SECURITIES

WARRANTS

PROSPECTUS

March 3, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement:

Commission registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accountants' fees and expenses		**
Transfer agent and registrar fees		**
Trustee fees		**
Miscellaneous		**
Total	$	**

*	$648,111.04 has been paid to the Commission and may be used to pay for securities offered pursuant to this prospectus. The payment of any additional fees has been deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

**	Information regarding offering expenses is not currently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in any applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the OBCA, the registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity; provided that the individual acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of such other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual's conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. An individual is entitled to indemnification from the registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfilled the conditions set forth above. Under such Act, the registrant may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, but the individual must repay the money if the individual does not fulfil the conditions set forth above.

In accordance with and subject to the OBCA, the by-laws of the registrant provide for indemnification of a director or officer of the registrant, a former director or officer of the registrant, or a person who acts or acted at the registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity, if he acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which he acted as a director or officer or in a similar capacity at the registrant's request. Also, the by-laws provide that the registrant may advance money to a director, officer or other person for the costs, charges and expenses of a proceeding referred to above, but the person shall repay the money if the person does not fulfil the conditions set forth above.

The directors and officers of the registrant are covered by directors' and officers' insurance policies.

Reference is made to Item 17 for the undertakings of the registrant with respect to indemnification for liabilities arising under the Securities Act.

ITEM 16. EXHIBITS

(a) EXHIBITS:

The following exhibits have been filed as part of this registration statement:

EXHIBIT NUMBER	DESCRIPTION
1.1*	Form of Underwriting Agreement
4.1	Form of Common Share Certificate (1)
4.2	Certificate and Restated Articles of Incorporation effective April 25, 2024 (1)
4.3	Certificate and Articles of Amendment, effective April 25, 2024 (1)
4.4	Amended and Restated By-law 1 (2)
4.5	By-law No. 2 (3)
4.6*	Form of Preferred Share Certificate
4.7*	Form of Warrant
4.8	Form of Indenture (4)
5.1	Opinion of Blake, Cassels & Graydon LLP
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of KPMG LLP, Chartered Professional Accountants, Licensed Public Accountants
23.2	Consent of Blake, Cassels & Graydon LLP (contained in opinion filed as Exhibit 5.1)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in opinion filed as Exhibit 5.2)
24.1	Powers of Attorney (included in signature page hereto)
25.1**	T-1 Statement of Eligibility and Qualification of Trustee
107	Filing Fee Table

*	To be filed by amendment or by a Current Report on Form 8-K incorporated herein by reference.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

(1)	Incorporated by reference to the Registrant's Report on Form 6-K (File No. 001-14832) furnished to the Commission on April 25, 2024.

(2)	Incorporated by reference to Registrant's Report on Form 6-K (File No. 001-14832) furnished to the Commission on February 28, 2024.

(3)	Incorporated by reference to Registrant's Report on Form 8-K (File No. 001-14832) filed with the Commission on January 31, 2025.

(4)	Incorporated by reference to Registration Statement on Form F-3 (File No. 333-221144) filed on October 26, 2017.

ITEM 17. UNDERTAKINGS

(a)     The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Filing Fee Tables" or "Calculation of Registration Fee" table, as applicable, in the effective registration statement; and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	N/A

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (g)     N/A

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	N/A

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(k)	N/A

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, Country of Canada, on the 3rd day of March, 2025.

CELESTICA INC.

By:	/s/ Douglas Parker
Douglas Parker
Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Robert A. Mionis, Mandeep Chawla and/or Douglas Parker and each of them, any of whom may act without the joinder of any other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, to sign and file on his or her behalf, individually and in any capacity, any amendments and post-effective amendments to this registration statement, with exhibits thereto, and all other documents in connection therewith, including registration statements filed in connection with this offering pursuant to Rule 462(b) under the Securities Act, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert A. Mionis	Director, President and Chief Executive Officer	March 3, 2025
Robert A. Mionis	(Principal Executive Officer)

/s/ Mandeep Chawla	Chief Financial Officer	March 3, 2025
Mandeep Chawla	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael M. Wilson	Chair of the Board and Director	March 3, 2025
Michael M. Wilson

/s/ Kulvinder (Kelly) Ahuja	Director	March 3, 2025
Kulvinder (Kelly) Ahuja

/s/ Robert A. Cascella	Director	March 3, 2025
Robert A. Cascella

/s/ Françoise Colpron	Director	March 3, 2025
Françoise Colpron

/s/ Jill Kale	Director	March 3, 2025
Jill Kale

/s/ Amar Maletira	Director	March 3, 2025
Amar Maletira

/s/ Luis A. Müller	Director	March 3, 2025
Luis A. Müller

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Celestica Inc. in the United States, on the 3rd day of March, 2025.

Celestica Inc.
(Authorized U.S. Representative)

By:	/s/ Robert A. Mionis
Robert A. Mionis
President and Chief Executive Officer